Exhibit 1

9 December 2004

Manager Companies

Company Announcements Office

Australian Stock Exchange Ltd

Level 4, Stock Exchange Centre

20 Bridge St

Sydney NSW 2000

Dear Sir

Presentation David Clarke to Analysts — USA 8 December 2004

Please find attached a presentation delivered by David Clarke, CEO Rinker Group Limited, to analysts and fund managers during a tour of Rinker’s operations in Orlando Florida USA on 8 December (overnight Sydney time).

Yours faithfully

Luke Keighery

Manager Investor Services

Rinker Group Limited ABN 53003433118
Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067 PO Box 5697, West Chatswood NSW 1515
Telephone (02) 9412 6600 Facsimile (02) 9412 6666

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RANKERTM

Rinker Group Limited

David Clarke
Presentation to Analysts
Orlando
8 December 2004

Forward-looking statements

This presentation contains a number of forward-looking statements. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the U.S. Securities and Exchange Commission.

RINKER™

Important notes

A$ and US$ accounts

Rinker’s operating subsidiaries (Rinker Materials Corporation in the US and Readymix Holdings in Australia and China) each generate all revenue and incur all costs in their local currency. As a result, directors believe their performance is best measured in their local currency. At the group level, Rinker Materials represents around 80% of earnings. As a result, US$performance represents the most appropriate measure of Rinker performance and value.

Use of Non-GAAP Information

Rinker believes that its business should be assessed using a variety of measures. All measures used in this presentation are based on financial information prepared in accordance with Australian Generally Accepted Accounting Principles (GAAP). However, certain financial information used in this presentation is not separately defined in GAAP. The US Securities and Exchange Commission (SEC) requires that any such non-GAAP financial information included in this presentation be reconciled to GAAP financial information. Accordingly, footnotes reconciling such non-GAAP financial information have been included at the end of this presentation.

Use of pro-forma results for the year ended 31 March 2003 and prior

The results of the Rinker group for the year ended 31 March 2003 (YEM03) and prior, did not reflect the businesses that comprised the Rinker group on demerger from CSR Limited in accordance with an order of the Federal Court on 28 March 2003. Accordingly, unaudited pro forma financial information has been prepared for YEM03 and prior.

RINKER™

Agenda

Part 1	Overview

Part 2	Group mission and objectives

Part 3	Strategy

Part 4	Outlook

RINKER™

Rinker Group Limited
One of the world’s top 10 heavy building materials groups

•   Operations focused in US (approx 80%) and Australia (approx 20%)

•   Listed on the Australian Stock Exchange (ASX code: RIN) on 31 March 2003

•   Within Top 25 companies listed on ASX

•   Listed NYSE October 2003 — helped lift Rinker profile; US shareholding now around 30%

•   Market capitalisation : around US$7 billion

•   Approx 95,000 shareholders; 100% free float

RINKER™

Almost 80% of revenue and earnings come from the US with a
smaller, but similar business in Australia

[GRAPHIC]                                                                                                                                                     [GRAPHIC]

[CHART]                                                                                                                                                         [CHART]

RINKER™

Rinker group revenue and geographic split: operations focused on high population growth regions

YEM04 revenue by product	geography

[CHART]	[CHART]

Note: Revenue includes internal and external revenue Based on US$ revenue	Note: Revenue excludes internal revenue generated by sales between Rinker group companies Based on US$ revenue Numbers may not add due to rounding

RINKER™

Florida represents almost 40% of Rinker group revenue
Well located with strong market positions

[MAP]

Rinker Materials in Florida : the number 1 producer of
aggregates, cement, readymix concrete and block

•      47% of Rinker Materials revenue is from Florida

•      4,800 employees and 147 plants in the state

•      Rinker Materials’ Florida business is the:

•      largest producer of pre-mixed concrete in Florida

•      the largest producer of concrete block

•      the largest producer of aggregate

•      the largest producer of cement

•      the largest importer of cement (terminals in Port Everglades, Ft. Lauderdale and Port Canaveral, Cocoa)

•      Rinker’s FEC Quarry in Miami is largest quarry in the US

RINKER™

Agenda

Part 1	Overview
Part 2	Group mission and objectives
Part 3	Strategy
Part 4	Outlook

RINKER™

Rinker Group Limited
Delivering shareholder value through top quartile performance

Our mission…

Delivering shareholder value through value-adding growth & continuous improvement of the base business

Our objective…

Rinker aims to be in the top quartile of its heavy building materials industry peers re growth in revenue, EBITDA, SVA and total shareholder return.

RINKER™

Rinker Materials performance lift since 1998… growth
from acquisitions and the base business

Sales–CAGR 13%	EBITDA*–CAGR 20%

[CHART]	[CHART]

EBIT*–CAGR 21%	EBITDA/Sales–CAGR 6%

[CHART]	[CHART]

All data is YEM — year ending March, except column labelled YES04 which is year ended September 2004. * Refer to footnotes 2 & 3

Rinker group EPS growth
averaging 25% compound per year since 2001

EPS*–CAGR 25% (US$)	Sales–CAGR 14% (US$)

[CHART]	[CHART]

EBIT*–CAGR 17% (US$)	EBITDA*–CAGR 16% (US$)

[CHART]	[CHART]

Data is for year ended March

* Refer to notes 2, 3 &4 at rear of presentation for definitions

RINKER™

Revenue & EBITDA growth

In top quartile of global heavy building materials sector

Compound annual growth rate over past 5 years

Revenue	EBITDA

[CHART]	[CHART]

Source: Bloomberg and Rinker research. Based on last reported financial year end up to 12 November 2004

RINKER™

Rinker versus US peers … Strong results performance

(compound annual growth over past four years)

Revenue CAGR	EPS CAGR

[GRAPH]	[GRAPH]

Net operating cash flow CAGR

[GRAPH]

Notes

1.        Data is based on financial year-ends — RIN to YEM04, MLM & VMC to YED03, FRK to YES04 for Revenue & EPS and YES03 for cash flow

2.        Source: Company Accounts & Bloomberg

RINKER™

Agenda

Part 1	Overview
Part 2	Group mission and objectives
Part 3	Strategy
Part 4	Outlook

RINKER™

Rinker group strategy
Value-adding growth and performance

•      Value-adding growth via acquisitions (circa US$200-300m p.a. from cashflows) and improving the base business, including greenfields investment

•      Acquisitions primarily in the US but also in Australia (34 acquisitions since 1998, costing US$1.7 billion)

•      Focus mainly on high population growth regions

•      Hold the number one or two position in our markets

•      Aggregates first…but comfortable with integrated operations

•      Operational improvement program cuts costs — aim to offset inflation each year and be lowest cost operator in our markets

•      Committed people with a high performance ethic and focus on shareholder value added

•      A safe workplace

RINKER™

Focus on high population growth regions….US population
projected to grow almost 50% by 2050

[CHART]

Source: US Census Bureau

RINKER™

Australian population projected to grow almost 35% by
2050, underpinning housing and construction activity

[CHART]

RINKER™

Around 90% of Rinker Materials sales are from
markets where we are the number one or two player

[MAP]

US national aggregate prices have continued to rise
Dec 1983 to Dec 2003 (indexed)

[CHART]

RINKER™

Focus on being a low cost operator….Operational improvement
cost savings aim to offset inflation each year

[CHART]

RINKER™

34 acquisitions in past five years
Total cost US$1.7 billion*

	Date
	announced		US$m
1	Apr-98	Wall Concrete Pipes	7
2	Apr-98	Eagle Precast	1
3	Mar-99	TXI Louisiana	16
4	Jun-98	Las Vegas Block	11
5	Aug-99	Eastern Shore Concrete Pipe
6	Aug-99	MoorTex Concrete Products	28
7	Aug-99	Dolese Bros
8	Nov-98	Standard Sand	38
9	Dec-98	Union Sand	3
10	Apr-98	Uliner Mid-America & Pipeliner Systems	13
11	Mar-99	Cullum Pipe Systems & American Liner	3
12	Dec-99	Alico Road quarry	34
13	Dec-99	Palmdale Sand Mine
14	Feb-00	American Precast Concrete	17
15	Feb-00	Setco Inc	3
16	May-00	American Limestone	211
17	Jun-00	Wilson Concrete	84
18	Jun-00	Leppert Concrete
19	Jun-00	Florida Crushed Stone	348
20	Aug-00	Southern Culvert	35
21	Oct-00	Dura-Crete	19
22	Jul-01	Mid-coast	16
23	Sep-01	Hanson Las Vegas	24
24	Dec-01	Cemex quarries	42
25	Jul-02	Kiewit Materials	540
26	Apr-03	Calloway Concrete
27	Jun-03	Holcim quarries and concrete (Readymix)
28	Jul-03	China (Readymix)	11
29	Nov-03	Broadway and Frame
30	Feb-04	Superstitution Crushing, Arizona
31	Apr-04	Loven
32	Jun-04	RMC’s premix business in Florida panhandle
33	Jun-04	Beerwah Enterprises (Readymix)
34	Jun-04	Edwards Concrete (Readymix)

* Incl capex and working capital adjustments adjustments

RINKER™

US$63 million in development capex for HYES04 includes
acquisitions and greenfields expansion with 11 new plants

Acquisitions

Loven Concrete, Tennessee, US (Rinker Materials)

RMC Florida Panhandle concrete and distribution business, US (Rinker Materials)

Southwest Readymix, US (Rinker Materials)

Holznagel, Australia (Readymix)

Greenfields expansion

Rinker Materials, US

Block plants: Fort Pierce, Jacksonville, Davenport (all Florida), Las Vegas expansion (Nevada)

Concrete plants: North Vero Beach, Zephryhills, LeJeune, West Fort Pierce, Regency Park (Florida), NW Las Vegas (Nevada)

Readymix, Australia

Concrete plant upgrades: Kawana, Narangba (Queensland)

RINKER™

Value-added, disciplined growth process

Strategic fit	Valuation	Bid pricing	Integration	Value delivery
• Good market structure	• Uplift potential based on hard, quantifiable synergies	• Detailed understanding of bidding field	• Comprehensive action plan — from prices to customer service to cost reduction People/manage ment	• 1/4ly review at Board level
• #1 or #2 position	• Risk assessment-economic outlook and competitive threats	• Clear guidelines for retaining synergies vs seller	• Back-office and systems integration	• Economic profit/SVA is primary measure
• Solid, preferably high growth states	• In-depth, extended due diligence including multi-level peer reviews	• Earning above cost of capital…	• Benchmarking — internal and external	• Businesses earn “right to grow” on track record
• Appropriate risk/reward profile:bolt- ons preferred		• year 1 for bolt-ons
• within 2 to 3 years-major regional step-outs

RINKER™

Kiewit acquisition in late 2002 delivers synergy savings of over
$20 million annualised, well ahead of projections

Cost and productivity savings	[GRAPHIC]	• Concrete mix specifications • Quarry materials handling
Overheads	[GRAPHIC]	• Consolidation of senior management positions • Closed Omaha head office faster than plan
Back office systems	[GRAPHIC]	• SAP implemented ahead of schedule
Purchasing	[GRAPHIC]	• Raw materials savings

$540 million Kiewit acquisition delivers results well
ahead of acquisition plan

[CHART]

RINKER™

High Performance Culture
A major contributor to ongoing performance improvment

•      Businesses in the US and Australia split into over 100 local regional cell structures. Managers are mini-CEOs/owners.

•      Market oriented performance cells designed to improve accountability and reward strong performance

•      Rinker group promotes a high performance culture through initiatives including:

•     incentive schemes based on creation of shareholder value

•     incentives centred on achievement of “stretch” goals (beyond budget)

•      Benchmarking against peers shows significant performance improvement in base business since 1998.

RINKER™

High performance culture in Concrete Pipe & Products
business…delivering improved performance

EXAMPLE OF INTERNAL BENCHMARKING

RINKER™

High performance culture in Concrete Pipe & Products
business…delivering improved performance

EXAMPLE OF INTERNAL BENCHMARKING

High performance culture helps lift employee
productivity…strong growth in EBITDA per employee

[CHART]

RINKER™

Delivering returns for shareholders….Return on funds employed
Up 4.7 percentage points in past two years

Return on funds employed (US$)5

%

[CHART]

Refer to Note 5

RINKER™

Return on funds employed improved in every
business segment across the group

Year ended 30 September
	YES04	YES03
Aggregates	18.9%	16.0%
Cement	29.1%	25.6%
Concrete, block & asphalt	22.7%	16.8%
Concrete pipe & products	19.0%	14.7%
Rinker Materials (US$)	20.7%	16.4%
Readymix (A$)	20.4%	15.8%
Rinker Group Limited (US$)	20.2%	15.7%

RINKER™

Return on funds employed…improvement in every
business segment over past 3-4 years

Aggregate	Aggregate (excl Kiewit)

[CHART]	[CHART]

Concrete, block & asphalt	Concrete, block & asphalt (excl Kiewit)

[CHART]	[CHART]

RINKER™

Return on funds employed…improvement in every
business segment over past 3-4 years

Cement	Concrete pipe and products

[CHART]	[CHART]

RINKER™

Ongoing focus on use of funds…Working capital to sales revenue
Down from 16.1% (Mar 01) to 12.2% (Sep 04)

[GRAPH]

Source : Rinker US$ accounts.

RINKER™

Performance focus also enhances cash flow…
one of Rinker’s great strengths…

[CHART]

Free cash flow: Net cash from operations less operating capital expenditure and interest paid. Refer to Note 6.

RINKER™

Free cash generation per dollar of funds employed
has grown almost 60% since YEM01

Free cash as a % of funds employed7

[CHART]

RINKER™

Agenda

Part 1	Overview
Part 2	Group financial performance
Part 3	Strategy
Part 4	Outlook

RINKER™

Positive outlook for US construction industry
Non-residential to turn up strongly from 2005

[CHART]

Source: Portland Cement Ass'n Fall 2004 forecast - November 04: NAHB is Oct 04 forecast
Put in Place activity forecast (constant 19965)

RINKER™

Australian construction growth continues.
Economic forecasters predict further upside

[CHART]

Source: BIS Shrapnel (November forecast) — Value of work done

Constant 2002/03 dollars

RINKER™

Non-residential construction appears to be bottoming
with forecasters united in predicting a 2005 recovery

Non-residential construction - forecast year-on-year change

	2004	2005
McGraw-Hill Construction	1.3	4.9
NAHB	-4.8	2.4
Global Insight	0.1	7.2
Portland Cement Association	n/c	9.9
Economy.com	-3.8	1.2
Reed Business Information	-0.4	9
CONSENSUS	-1.3	6.2

Source: American Institute of Architects Jun 04.
PCA is based on Fall forecast

RINKER™

Rinker business strengths…ongoing, consistent growth from
strong market positions and further improvement forecast

[CHART]

RINKER™

RINKER™

Notes

1      Rinker’s operating subsidiaries (Rinker Materials Corporation in the US and Readymix Holdings Pty Ltd in Australia and China) each generate all revenue and incur all costs in their local currency. As a result, directors believe their performance is best measured in their local currency and are presented as such in this presentation.

2      EBIT represents Profit on ordinary activities before finance and income tax.

3      EBITDA represents EBIT before Depreciation and Amortisation (DA):

Segment	EBITDA	DA	EBIT	EBITDA	DA	EBIT
Year ended 31 March	2004	2004	2004	2003	2003	2003
Rinker Materials
Aggregate (US$m)	207.7	69.5	138.2	163.3	59.3	104.0
Cement (US$m)	116.9	21.4	95.5	107.5	20.7	86.8
Concrete, Block & Asphalt (US$m)	170.5	54.1	116.4	128.2	42.4	85.8
Concrete Pipe & Products (US$m)	85.1	32.0	53.1	92.5	32.4	60.1
Other (US$m)	10.4	21.8	(11.4)	22.4	25.5	(3.1)
Total Rinker Materials (US$m)	590.6	198.8	391.8	513.9	180.3	333.6
Readymix (US$m)	145.6	35.4	110.1	98.1	30.3	67.8
Corporate (US$m)	(9.2)	—	(9.2)	(7.6)	—	(7.6)
Total Rinker (US$m)	726.9	234.2	492.7	604.4	210.6	393.8

Total Rinker Materials (A$m)	854.2	286.2	568.0	910.3	318.3	592.0
Readymix (A$m)	209.0	50.7	158.3	173.2	53.7	119.5
Corporate (A$m)	(13.0)	—	(13.0)	(13.4)	—	(13.4)
Total Rinker (A$m)	1050.2	336.9	713.3	1070.1	372.0	698.1

RINKER™

Notes

3      EBITDA (continued):

Segment	EBITDA	DA	EBIT	EBITDA	DA	EBIT
Half year ended 30 September	2004	2004	2004	2003	2003	2003
Rinker Materials
Aggregate (US$m)	124.4	36.4	88.0	111.6	34.1	77.5
Cement (US$m)	59.3	10.8	48.5	58.0	10.6	47.4
Concrete, Block & Asphalt (US$m)	109.7	29.1	80.6	80.9	26.8	54.1
Concrete Pipe & Products (US$m)	63.3	15.6	47.7	50.6	16.1	34.5
Other (US$m)	16.8	8.4	8.4	6.6	11.6	(5.0)
Total Rinker Materials (US$m)	373.5	100.3	273.2	307.7	99.2	208.5
Readymix (US$m)	100.6	22.9	77.7	68.9	16.0	52.9
Corporate (US$m)	(4.8)	0.2	(5.0)	(3.8)	—	(3.8)
Total Rinker (US$m)	469.3	123.4	345.9	372.8	115.2	257.6

Total Rinker Materials (A$m)	528.8	142.0	386.8	472.5	152.3	320.2
Readymix (A$m)	142.3	32.4	109.9	106.1	24.8	81.3
Corporate (A$m)	(6.8)	0.3	(7.1)	(5.9)	—	(5.9)
Total Rinker (A$m)	664.3	174.7	489.6	572.7	177.1	395.6

RINKER™

Notes

4      EPS represents Earnings per share and is Net profit attributable to members divided by the weighted average number of shares outstanding.

EPS pre-amortisation of goodwill represents Net profit attributable to members excluding goodwill amortisation divided by the weighted average number of shares outstanding.

Reconciliation of Earnings per share

Earnings per share represents net profit attributable to members divided by weighted average number of shares outstanding:

	US$ million		A$ million
Year ended 31 March	2004	2003	2004	2003
Net profit attributable to members of Rinker	295.6	215.7	426.8	381.6
Weighted average number of shares outstanding (million)	944.9	944.7	944.9	944.7
Earnings per share (cents)	31.3	22.8	45.2	40.4

Earnings per share pre-amortisation of goodwill represents net profit attributable to members excluding goodwill amortisation divided by the weighted average number of shares outstanding:

	US$ million		A$ million
Year ended 31 March	2004	2003	2004	2003
Net profit attributable to members of Rinker	295.6	215.7	426.8	381.6
Add back Goodwill amortisation	50.8	41.7	73.2	73.6
Weighted average number of shares outstanding (million)	944.9	944.7	944.9	944.7
Earnings per share pre-amortisation of goodwill (cents)	36.7	27.2	52.9	48.2

RINKER™

Notes

5      Reconciliation of Return on Funds Employed (ROFE)

Return on funds employed represents previous 12 months’ EBIT divided by end of period funds employed.

		Funds			Funds
US$million	EBIT	Employed	ROFE	EBIT	Employed	ROFE
Year ended 30 September	2004	2004	2004	2003	2003	2003
Aggregates	148.6	784.2	18.9%	125.1	782.1	16.0%
Cement	96.6	331.9	29.1%	92.4	361.0	25.6%
Concrete, block, asphalt	142.9	629.4	22.7%	102.9	612.7	16.8%
Concrete pipe and products	66.3	349.5	19.0%	53.3	362.5	14.7%
Other	2.1	109.1	1.9%	(8.0)	114.2	(7.0)%
Total Rinker Materials	456.5	2,204.1	20.7%	365.7	2,232.5	16.4%
Readymix	134.9	657.3	20.5%	88.3	607.0	14.5%
Corporate	(10.4)	10.9	n/a	(7.8)	(1.1)	n/a
Consolidated Rinker group	581.0	2,872.3	20.2%	446.2	2,838.4	15.7%

		Funds			Funds
A$million	EBIT	Employed	ROFE	EBIT	Employed	ROFE
Year ended 30 September	2004	2004	2004	2003	2003	2003
Aggregates	206.8	1,094.2	18.9%	201.7	1,157.2	17.4%
Cement	133.6	463.1	28.8%	150.5	534.0	28.2%
Concrete, block, asphalt	198.0	878.2	22.5%	167.4	906.6	18.5%
Concrete pipe and products	93.0	487.7	19.1%	85.9	536.2	16.0%
Other	3.2	152.1	2.2%	(12.8)	169.0	(7.6)%
Total Rinker Materials	634.6	3,075.3	20.6%	592.7	3,303.0	17.9%
Readymix	186.9	917.2	20.4%	142.2	898.1	15.8%
Corporate	(14.2)	15.2	n/a	(12.6)	(1.7)	n/a
Consolidated Rinker group	807.3	4,007.7	20.1%	722.3	4,199.4	17.2%

RINKER™

Notes

6      Reconciliation of Free cash flow

Free cash flow represents Net cash from operating activities less (1) operating capital expenditures included in cashflows from purchase of property, plant and equipment and (2) interest paid.

	US$ million		A$ million
Half year ended 30 September	2004	2003	2004	2003
Operating profit before finance and tax	345.9	257.6	489.6	395.6
Depreciation and amortisation	123.4	115.2	174.7	177.1
Net income tax (paid) refunded	(12.9)	3.2	(18.2)	5.0
Change in working capital	(105.5)	(63.0)	(147.7)	(102.5)
Profit/loss on asset sales/non trade	(0.1)	3.8	(0.2)	5.6
Interest received	6.9	3.2	9.8	4.9
Other	(26.5)	(4.1)	(37.6)	(11.6)
Net Cash from operating activities	331.2	315.9	470.4	474.1
Operating capital expenditure	(87.6)	(86.4)	(124.7)	(131.6)
Interest paid	(25.0)	(25.7)	(35.6)	(39.0)
Free Cash Flow	218.6	203.8	310.1	303.5

Capital expenditure summary:
Operating capital expenditure	(87.6)	(86.4)	(124.7)	(131.6)
Development capital expenditure	(42.9)	(16.4)	(60.5)	(26.5)
Total purchase of property plant and equipment	(130.5)	(102.8)	(185.2)	(158.1)
Purchase of businesses	(20.5)	(11.1)	(28.6)	(15.7)
Total capital expenditure	(151.0)	(113.9)	(213.8)	(173.8)

RINKER™

Notes

7      Free Cash Flow as % of Funds Employed:

Free cash as a % of funds employed represents previous 12 months’ Free cash flow divided by end of period funds employed.

	US$ million		A$ million
	30 Sept	30 March	30 Sept	30 March
Year ended	2004	2004	2004	2004
Free cash flow	456.0	441.2	621.1	614.5
Funds Employed	2,872.3	2,887.8	4,007.7	3,823.8
Free cash as a% of funds employed	15.9%	15.3%	15.5%	16.1%

RINKER™